SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 14, 2001
(To Prospectus dated August 7, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2001-4

                                  ---------

The Class B-1
certificates represent
obligations of the trust       The Class B-1 Certificates
only and do not
represent an interest in       o   This supplement relates to the offering of the Class B-1 certificates of the
or obligation of                   series referenced above. This supplement does not contain complete
CWABS, Inc.,                       information about the offering of the Class B-1 certificates. Additional
Countrywide Home                   information is contained in the prospectus supplement dated November 14,
Loans, Inc.,                       2001, prepared in connection with the offering of the offered certificates of
Countrywide Home                   the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or              August 7, 2001. You are urged to read this supplement, the prospectus
any of their affiliates.           supplement and the prospectus in full.

This supplement may be         o   As of November 25, 2003, the certificate principal balance of the Class B-1
used to offer and sell the         certificates was $4,875,000.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 16, 2003

                               THE MORTGAGE POOL

     As of November 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 926 Mortgage Loans having an aggregate Stated Principal Balance of approximately $148,282,938.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                     As of November 1, 2003
                                                                                              ------------------------------------
Total Number of Mortgage Loans..............................................................         926
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
           30-59 days.......................................................................           2.05%
           60-89 days.......................................................................           0.76%
           90+ days or more (excluding pending foreclosures)................................           4.10%
                                                                                                       -----
          Total Delinquencies...............................................................           6.91%
                                                                                                       =====
Foreclosures Pending........................................................................           5.18%
                                                                                                       -----
Total Delinquencies and foreclosures pending................................................          12.09%
                                                                                                      ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Twenty-seven (27) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                      Delinquency and Foreclosure Experience
                                 As of December 31, 2001              As of December 31, 2002              As of September 30, 2003
                                 -----------------------              -----------------------              ------------------------
Total Portfolio........  $9,081,242,926.99       100.00%      $10,499,524,957.75      100.00%        $16,980,388,024.20     100.00%
Delinquency
percentage
   30-59 days..........    $806,843,594.55         8.88%         $776,262,182.66        7.39%           $991,710,764.72       5.84%
   60-89 days..........    $255,443,513.99         2.81%         $272,447,833.46        2.59%           $300,114,059.11       1.77%
   90+ days............     $103,605,79149         1.14%         $112,192,108.56        1.07%            $95,790,777.81       0.56%
   Total                 $1,165,892,900.03        12.84%       $1,160,902,124.68       11.06%         $1,387,615,601.64       8.17%
                    ======================= ============= ======================= ============ ========================= ===========
Foreclosure Rate.......  $356,652,093.38         3.93%         $277,872,737.06        2.65%           $325,551,916.14       1.92%

Bankruptcy Rate........  $232,679,880.26         2.56%         $293,013,840.50        2.79%           $305,528,667.43       1.80%
                    ======================= ============= ======================= ============ ========================= ===========

     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS B-1 CERTIFICATES

     The Class B-1 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class B-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class B-

1 Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Residual Certificates."

     As of November 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class B-1 Certificates was $4,875,000 and evidenced a beneficial ownership interest of approximately 3.29% in the Trust Fund. As of the Certificate Date, the Subordinate Offered Certificates had an aggregate principal balance of $27,300,000 and evidenced in the aggregate a beneficial ownership interest of approximately 18.41% in the Trust Fund. For additional information with respect to the Class B-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

     For additional information with respect to the Class B-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.22% per annum, and the level of One-Month LIBOR remains constant at 1.15% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is December 23, 2003, (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class B-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                                    Percent of Certificate Principal
                                             Balance Outstanding*

          Adjustable Rate Mortgage Loans               0%       80%     100%     150%     200%
          (Percentages of the Prepayment Model)        --       ---     ----     ----     ----

                        Distribution Date
                        -----------------

          Initial Percent.....................         100%     100%     100%     100%     100%
          December 25, 2004...................         100      100      100      100      100
          December 25, 2005...................         100       46       40       27       17
          December 25, 2006...................          73       36       29       16        8
          December 25, 2007...................          72       28       21       10        4
          December 25, 2008...................          71       22       15        6        2
          December 25, 2009...................          70       17       11        4        1
          December 25, 2010...................          68       13        8        2        *
          December 25, 2011...................          67       10        6        1        *
          December 25, 2012...................          65        8        4        1        *
          December 25, 2013...................          63        6        3        1        *
          December 25, 2014...................          61        5        2        *        *
          December 25, 2015...................          59        4        2        *        *
          December 25, 2016...................          56        3        1        *        *
          December 25, 2017...................          54        2        1        *        *
          December 25, 2018...................          51        2        1        *        *
          December 25, 2019...................          49        1        *        *        *
          December 25, 2020...................          47        1        *        *        *
          December 25, 2021...................          44        1        *        *        *
          December 25, 2022...................          41        *        *        *        *
          December 25, 2023...................          38        *        *        *        *
          December 25, 2024...................          34        *        *        *        *
          December 25, 2025...................          30        *        *        *        *
          December 25, 2026...................          26        *        *        *        *
          December 25, 2027...................          21        *        *        *        *
          December 25, 2028...................          17        *        *        *        *
          December 25, 2029...................          11        *        *        *        *
          December 25, 2030...................           6        *        *        *        *
          December 25, 2031...................           *        *        *        *        0
          December 25, 2032...................           0        0        0        0        0

          Weighted Average Life (years)(2)....        14.4      3.4      2.8      1.9      1.5
          Weighted Average Life (years)(1)(2).        14.0      2.6      2.1      1.5      1.3

          --------------------------
          (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
          (2)  To the Optional Termination Date.
          *    Rounded to the nearest whole percentage.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class B-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class B-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus Supplement are met.

     Although the Exemption has been amended since 2001, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class B-1 Certificates.

                                    RATINGS

     The Class B-1 Certificates are currently rated "A3" by Moody's Investors Service, Inc. and "A+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in the Mortgage Pool
(As of the Reference Date)


Combined, Arm and Fixed Mortgage Loan Characteristics                                    Range
Total Number of Loans                                              926                   -----
Aggregate Principal Balance                               $148,282,938
Average Principal Balance                                     $160,133          $9,108  to  $765,579
Weighted Average Mortgage Rate                                   8.58%           5.50%  to    17.50%
Weighted Average Original Term to Maturity (months)                347             120  to       360
Weighted Average Remaining Term to Maturity (months)               326              98  to       341
Weighted Average Loan-to-Value Ratio                            78.28%           7.97%  to   100.00%
Weighted Average FICO Credit Score                                603


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                   6.46%            3.40%  to    12.04%
Weighted Average Maximum Mortgage Rate                         15.20%           12.13%  to    22.50%
Weighted Average Minimum Mortgage Rate                          8.37%            5.50%  to    15.50%
Weighted Average Initial Periodic Rate Cap                      1.89%            1.00%  to     3.00%
Weighted Average Subsequent Periodic Rate Cap                   1.36%            1.00%  to     1.50%

Mortgage Loan Programs

                                                                                             Percentage of
                                              Number of      Aggregate Principal       Aggregate Principal
Loan Programs                            Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                       1                 $116,328                      0.08 %
2/28 Six-Month LIBOR                                288              $60,935,477                     41.09
3/22 Six-Month LIBOR                                  1                  $42,374                      0.03
3/27 Six-Month LIBOR                                 83              $16,546,029                     11.16
FIXED 10YR                                            1                  $21,525                      0.01
FIXED 15YR-Credit Comeback                           13                 $470,236                      0.32
FIXED 15YR                                           57               $3,348,621                      2.26
FIXED 20YR                                            5                 $326,639                      0.22
FIXED 25YR                                            1                  $44,075                      0.03
FIXED 30YR-Credit Comeback                           38               $4,611,560                      3.11
FIXED 30YR                                          264              $55,244,176                     37.26
FIXED 10YR- 2nd Lien                                  6                 $153,076                       0.1
FIXED 15YR- 2nd Lien                                109               $2,913,813                      1.97
FIXED 20YR- 2nd Lien                                 14                 $484,662                      0.33
FIXED 30/15 Year Balloon                             23                    8.37%                      1.56
FIXED 30/15 Balloon - 2nd Lien                       22                 $708,500                      0.48
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                       100 %
==========================================================================================================


Mortgage Loan Principal Balances

                                                                                             Percentage of
Range of Mortgage Loan                        Number of      Aggregate Principal       Aggregate Principal
Principal Balances ($)                   Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
$0 - $25000                                         124               $2,213,410                      1.49 %
$25000.01 - $50000                                  193               $7,322,084                      4.94
$50000.01 - $75000                                  146               $8,884,655                      5.99
$75000.01 - $100000                                  58               $4,850,026                      3.27
$100000.01 - $ 150000                                49               $5,839,385                      3.94
$150000.01 - $ 200000                                19               $3,143,584                      2.12
$200000.01 - $ 250000                                 9               $1,952,709                      1.32
$250000.01 - $ 300000                                93              $26,330,019                     17.76
$300000.01 - $ 350000                               120              $38,695,049                      26.1
$350000.01 - $ 400000                                49              $18,442,422                     12.44
$400000.01 - $ 450000                                32              $13,704,279                      9.24
$450000.01 - $ 500000                                27              $12,798,227                      8.63
$500000.01 - $ 550000                                 4               $2,102,645                      1.42
$600000.01 - $ 650000                                 2               $1,238,865                      0.84
$750000.01 - $ 800000                                 1                 $765,579                      0.52
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                       100 %
==========================================================================================================


Mortgage Rates


                                                                                             Percentage of
Range of Mortgage                             Number of      Aggregate Principal       Aggregate Principal
Rates (%)                                Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
5.001 - 5.500                                         1                 $306,012                      0.21 %
5.501 - 6.000                                         3                 $948,077                      0.64
6.001 - 6.500                                         4               $1,307,681                      0.88
6.501 - 7.000                                        33              $10,844,916                      7.31
7.001 - 7.500                                        58              $16,458,827                      11.1
7.501 - 8.000                                       141              $42,225,518                     28.48
8.001 - 8.500                                        92              $21,862,004                     14.74
8.501 - 9.000                                        97              $18,359,509                     12.38
9.001 - 9.500                                        62               $6,905,673                      4.66
9.501 - 10.000                                       86               $9,714,337                      6.55
10.001 - 10.500                                      66               $5,670,516                      3.82
10.501 - 11.000                                      64               $4,523,715                      3.05
11.001 - 11.500                                      29               $1,624,975                       1.1
11.501 - 12.000                                      24               $1,301,699                      0.88
12.001 - 12.500                                      20                 $645,968                      0.44
12.501 - 13.000                                      20                 $918,339                      0.62
13.001 - 13.500                                      44               $2,001,313                      1.35
13.501 - 14.000                                      47               $1,620,050                      1.09
14.001 - 14.500                                       9                 $384,182                      0.26
14.501 - 15.000                                       5                 $137,941                      0.09
15.001 - 15.500                                      10                 $300,126                       0.2
15.501 - 16.000                                       6                 $109,707                      0.07
16.001 - 16.500                                       2                  $51,603                      0.03
16.501 - 17.000                                       1                  $14,435                      0.01
17.001 - 17.500                                       2                  $45,818                      0.03
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================


Remaining Term to Maturity

                                                                                             Percentage of
Range of Remaining Term                       Number of      Aggregate Principal       Aggregate Principal
to Maturity (Months)                     Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
1 - 120                                               7                 $174,601                      0.12 %
121 - 180                                           224               $9,757,016                      6.58
181 - 300                                            21                 $897,750                      0.61
301 - 360                                           674             $137,453,571                      92.7
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================



Original Loan-to-Value Ratios

                                                                                             Percentage of
Range of Original                             Number of      Aggregate Principal       Aggregate Principal
Loan-to-Value Ratios (%)                 Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
50.00 or Less                                        72               $4,597,961                       3.1 %
50.01-55.00                                          14               $2,210,435                      1.49
55.01-60.00                                          31               $4,178,900                      2.82
60.01-65.00                                          45               $6,066,554                      4.09
65.01-70.00                                          92              $15,413,920                     10.39
70.01-75.00                                         113              $19,441,415                     13.11
75.01-80.00                                         186              $36,640,845                     24.71
80.01-85.00                                         141              $27,499,843                     18.55
85.01-90.00                                         124              $25,236,359                     17.02
90.01-95.00                                          18               $2,352,113                      1.59
95.01-100.00                                         90               $4,644,593                      3.13
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================


Geographic Distribution
                                                                                             Percentage of
                                              Number of      Aggregate Principal       Aggregate Principal
State                                    Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
Alabama                                               8                 $850,877                      0.57 %
Arizona                                              17               $1,482,885                         1
Arkansas                                              3                  $92,403                      0.06
California                                          215              $62,531,068                     42.17
Colorado                                             26               $5,641,842                       3.8
Connecticut                                           8               $1,702,010                      1.15
Delaware                                              4                 $249,745                      0.17
District of Columbia                                  1                 $273,408                      0.18
Florida                                              67               $7,176,892                      4.84
Georgia                                              31               $3,090,989                      2.08
Hawaii                                                1                  $14,619                      0.01
Idaho                                                 6                 $914,425                      0.62
Illinois                                             16               $2,478,904                      1.67
Indiana                                              21                 $957,802                      0.65
Iowa                                                  2                 $107,507                      0.07
Kansas                                                9                 $249,698                      0.17
Kentucky                                              6                 $587,699                       0.4
Louisiana                                            22               $2,077,629                       1.4
Maryland                                              9               $1,996,579                      1.35
Massachussetts                                        7               $2,050,917                      1.38
Michigan                                             39               $4,330,799                      2.92
Minnesota                                             6                 $993,355                      0.67
Mississippi                                           5                 $191,045                      0.13
Missouri                                             16               $2,065,657                      1.39
Montana                                               3                 $223,009                      0.15
Nebraska                                              3                 $106,004                      0.07
Nevada                                                8               $1,400,584                      0.94
New Hampshire                                         1                  $64,451                      0.04
New Jersey                                           14               $2,476,292                      1.67
New Mexico                                            6                 $433,949                      0.29
New York                                             19               $4,515,294                      3.05
North Carolina                                       28               $2,885,439                      1.95
Ohio                                                 60               $3,516,747                      2.37
Oklahoma                                             10                 $403,286                      0.27
Oregon                                               19               $2,923,301                      1.97
Pennsylvania                                         36               $4,682,905                      3.16
Rhode Island                                          2                 $157,488                      0.11
South Carolina                                       17               $1,320,895                      0.89
South Dakota                                          1                  $39,351                      0.03
Tennesse                                             33               $2,464,471                      1.66
Texas                                                60               $7,161,911                      4.83
Utah                                                  4                 $372,217                      0.25
Vermont                                               1                  $54,058                      0.04
Virginia                                             17               $3,603,127                      2.43
Washington                                           32               $6,718,642                      4.53
West Virginia                                         1                  $60,171                      0.04
Wisconsin                                             5                 $298,656                       0.2
Wyoming                                               1                 $291,943                       0.2
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================


FICO Credit Scores

                                                                                             Percentage of
                                              Number of      Aggregate Principal       Aggregate Principal
Range of FICO Credit Scores              Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
781 - 800                                             2                 $440,213                       0.3 %
761 - 780                                             7               $1,092,398                      0.74
741 - 760                                             1                 $329,494                      0.22
721 - 740                                             3                 $450,893                       0.3
701 - 720                                             6               $1,723,980                      1.16
681 - 700                                            14               $3,396,032                      2.29
661 - 680                                            34               $7,849,927                      5.29
641 - 660                                            85              $13,398,164                      9.04
621 - 640                                           112              $19,188,099                     12.94
601 - 620                                           136              $27,647,024                     18.64
581 - 600                                           150              $25,837,633                     17.42
561 - 580                                           142              $20,091,611                     13.55
541 - 560                                            91              $10,842,562                      7.31
521 - 540                                            73               $8,859,716                      5.97
501 - 520                                            41               $4,346,145                      2.93
500 or Less                                          12               $1,643,539                      1.11
Not available                                        17               $1,145,507                      0.77
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================


Types of Mortgaged Properties

                                                                                             Percentage of
                                              Number of      Aggregate Principal       Aggregate Principal
Property Types                           Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
Single Family Residence                             688             $114,736,979                     77.38 %
Planned Unit Development                             84              $19,630,717                     13.24
Manufactured Housing (1)                            120               $8,820,938                      5.95
Low-Rise Condominium                                 19               $3,031,353                      2.04
2 Family Residence                                    9               $1,185,460                       0.8
4 Family Residence                                    3                 $561,049                      0.38
3 Family Residence                                    3                 $316,442                      0.21
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================

(1) Treated as Real Property


Purpose of Mortgage Loans

                                                                                             Percentage of
                                              Number of      Aggregate Principal       Aggregate Principal
Property Types                           Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                558              $97,363,476                     65.66 %
Purchase                                            291              $36,946,773                     24.92
Refinance (Rate/Term)                                77              $13,972,689                      9.42
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================


Occupancy Types of the Mortgage Loans

                                                                                             Percentage of
                                              Number of      Aggregate Principal       Aggregate Principal
Occupancy Type                           Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
Primary Residence                                   907             $145,726,322                     98.28 %
Investment Property                                  18               $2,490,472                      1.68
Secondary Residence                                   1                  $66,144                      0.04
----------------------------------------------------------------------------------------------------------
Total                                               926             $148,282,938                    100.00 %
==========================================================================================================


Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                             Percentage of
                                              Number of      Aggregate Principal       Aggregate Principal
Range of Gross Margins (%)               Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
3.001 - 4.000                                         2                 $930,615                       1.2 %
4.001 - 5.000                                        12               $3,003,948                      3.87
5.001 - 6.000                                        97              $26,094,870                     33.61
6.001 - 7.000                                       148              $32,037,649                     41.26
7.001 - 8.000                                        40               $6,929,906                      8.93
8.001 - 9.000                                        28               $3,820,426                      4.92
9.001 - 10.000                                       25               $2,428,143                      3.13
10.001 - 11.000                                       7                 $409,103                      0.53
11.001 - 12.000                                       1                  $46,345                      0.06
12.001 - 13.000                                       1                  $76,615                       0.1
----------------------------------------------------------------------------------------------------------
Total                                               373              $77,640,208                    100.00 %
==========================================================================================================


Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                             Percentage of
Subsequent Adjustment                         Number of      Aggregate Principal       Aggregate Principal
Date                                     Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
December 2003                                        38               $9,896,453                     12.75 %
January 2004                                         26               $6,359,525                      8.19
February 2004                                        26               $4,666,307                      6.01
March 2004                                           57              $11,557,644                     14.89
April 2004                                           73              $13,370,223                     17.22
May 2004                                             70              $15,518,800                     19.99
July 2004                                             3                 $332,854                      0.43
August 2004                                          11               $1,668,606                      2.15
September 2004                                       19               $3,670,645                      4.73
October 2004                                         17               $3,823,920                      4.93
November 2004                                        12               $1,780,525                      2.29
December 2004                                        16               $4,108,657                      5.29
January 2005                                          5                 $886,049                      1.14
----------------------------------------------------------------------------------------------------------
Total                                               373              $77,640,208                    100.00 %
==========================================================================================================




Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                             Percentage of
Range of Maximum                              Number of      Aggregate Principal       Aggregate Principal
Mortgage Rates (%)                       Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
12.001 - 12.500                                       2                 $487,215                      0.63
12.501 - 13.000                                       7               $2,017,303                       2.6
13.001 - 13.500                                      13               $4,025,236                      5.18
13.501 - 14.000                                      27               $8,876,363                     11.43
14.001 - 14.500                                      28               $8,182,918                     10.54
14.501 - 15.000                                      35               $8,850,561                      11.4
15.001 - 15.500                                      47              $13,324,009                     17.16
15.501 - 16.000                                      56              $13,260,860                     17.08
16.001 - 16.500                                      27               $3,934,786                      5.07
16.501 - 17.000                                      34               $3,333,653                      4.29
17.000 - 17.500                                      24               $2,211,705                      2.85
17.501 - 18.000                                      15               $1,628,748                       2.1
18.001 - 18.500                                      13                 $960,248                      1.24
18.501 - 19.000                                       6                 $576,552                      0.74
19.001 - 19.500                                       3                 $110,720                      0.14
19.501 - 20.000                                       4                 $160,795                      0.21
20.001 and greater                                   19               $1,129,544                      1.45
----------------------------------------------------------------------------------------------------------
Total                                               373              $77,640,208                    100.00 %
==========================================================================================================


Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                             Percentage of
Initial Periodic Rate                         Number of      Aggregate Principal       Aggregate Principal
Cap (%)                                  Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
1.00                                                 24               $4,111,416                       5.3 %
1.50                                                234              $48,809,902                     62.87
2.00                                                 19               $4,907,977                      6.32
3.00                                                 96              $19,810,914                     25.52
----------------------------------------------------------------------------------------------------------
Total                                               373              $77,640,208                    100.00 %
==========================================================================================================


Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                             Percentage of
Subsequent Periodic Rate                      Number of      Aggregate Principal       Aggregate Principal
Cap (%)                                  Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
1.00                                                107              $21,658,873                      27.9 %
1.50                                                266              $55,981,335                      72.1
----------------------------------------------------------------------------------------------------------
Total                                               373              $77,640,208                    100.00 %
==========================================================================================================






Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                             Percentage of
Range of Minimum Mortgage                     Number of      Aggregate Principal       Aggregate Principal
Rates (%)                                Mortgage Loans      Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
5.001 - 6.000                                        13               $2,148,365                      2.77 %
6.001 - 7.000                                        21               $5,709,992                      7.35
7.001 - 8.000                                        76              $23,626,871                     30.43
8.001 - 9.000                                        82              $24,139,240                     31.09
9.001 - 10.000                                       78              $10,541,633                     13.58
10.001 - 11.000                                      44               $4,119,358                      5.31
11.001 - 12.000                                      20               $1,592,500                      2.05
12.001 - 13.000                                       6                 $203,276                      0.26
13.001 - 14.000                                      16               $1,054,369                      1.36
14.001 - 15.000                                       3                 $108,552                      0.14
15.001 - 16.000                                       1                  $34,862                      0.04
----------------------------------------------------------------------------------------------------------
Total                                               373              $77,640,208                    100.00 %
==========================================================================================================

                                   EXHIBIT 2

       THE                                                                                                Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312

                                           Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                     Certificate                      Pass
                         Class           Rate         Beginning      Through         Principal       Interest          Total
Class      Cusip      Description        Type          Balance       Rate (%)      Distribution    Distribution     Distribution
----------------------------------------------------------------------------------------------------------------------------------
  A      126671NK8       Senior     Var-Act/360     138,915,738.33   1.460000      17,932,800.24    163,380.34     18,096,180.58
 AIO     126671NL6      Strip IO    Var-30/360      166,215,738.33   5.630464               0.00    763,334.85        763,334.85
 AR      126671NR3       Senior     Var-Act/360               0.00   1.460000               0.00          0.00              0.00

----------------------------------------------------------------------------------------------------------------------------------

 M1      126671NM4      Mezzanine   Var-Act/360       8,775,000.00   1.970000               0.00     13,925.44         13,925.44
 M2      126671NN2      Mezzanine   Var-Act/360       5,850,000.00   2.420000               0.00     11,404.25         11,404.25
 B1      126671NP7       Junior     Var-Act/360       4,875,000.00   2.970000               0.00     11,663.44         11,663.44
 B2      126671NQ5       Junior     Var-Act/360       7,800,000.00   3.520000               0.00     22,117.33         22,117.33

----------------------------------------------------------------------------------------------------------------------------------

Totals                                              166,215,738.33                 17,932,800.24    985,825.65     18,918,625.89

----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------
           Current                    Cumulative
           Realized      Ending        Realized
Class       Losses       Balance        Losses
--------------------------------------------------
  A           0.00    120,982,938.09       0.00
 AIO          0.00    148,282,938.09       0.00
 AR           0.00              0.00       0.00

--------------------------------------------------

 M1           0.00      8,775,000.00       0.00
 M2           0.00      5,850,000.00       0.00
 B1           0.00      4,875,000.00       0.00
 B2           0.00      7,800,000.00       0.00

--------------------------------------------------

Totals        0.00    148,282,938.09       0.00

--------------------------------------------------

For Class AIO the interest distribution of $763,334.85 includes the following amounts:
$.42 investment earnings for the fixed carryover reserve fund and $763,334.43 monthly interest distribution.


       THE                                                                                                Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312


                                                    Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------
                      Original         Beginning        Scheduled                    Unscheduled          Net          Current
                    Certificate       Certificate       Principal       Accretion     Principal         Principal      Realized
Class    Cusip         Balance          Balance       Distribution      Principal    Adjustments       Distribution     Losses
---------------------------------------------------------------------------------------------------------------------------------
  A    126671NK8   362,700,000.00    138,915,738.33   17,932,800.24          0.00           0.00      17,932,800.24       0.00
 AIO   126671NL6   390,000,100.00    166,215,738.33            0.00          0.00           0.00               0.00       0.00
 AR    126671NR3           100.00              0.00            0.00          0.00           0.00               0.00       0.00

---------------------------------------------------------------------------------------------------------------------------------

 M1    126671NM4     8,775,000.00      8,775,000.00            0.00          0.00           0.00               0.00       0.00
 M2    126671NN2     5,850,000.00      5,850,000.00            0.00          0.00           0.00               0.00       0.00
 B1    126671NP7     4,875,000.00      4,875,000.00            0.00          0.00           0.00               0.00       0.00
 B2    126671NQ5     7,800,000.00      7,800,000.00            0.00          0.00           0.00               0.00       0.00

---------------------------------------------------------------------------------------------------------------------------------

Totals             390,000,100.00    166,215,738.33   17,932,800.24          0.00           0.00      17,932,800.24       0.00

---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------
            Ending              Ending
          Certificate         Certificate
Class       Balance             Factor
---------------------------------------------
  A      120,982,938.09      0.33356200190
 AIO     148,282,938.09      0.38021256428
 AR                0.00      0.00000000000

---------------------------------------------

 M1        8,775,000.00      1.00000000000
 M2        5,850,000.00      1.00000000000
 B1        4,875,000.00      1.00000000000
 B2        7,800,000.00      1.00000000000

---------------------------------------------

Totals   148,282,938.09

---------------------------------------------

       THE                                                                                            Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312

                                                    Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------
             Beginning          Pass          Accrued       Cumulative                      Total              Net
            Certificate        Through        Optimal         Unpaid        Deferred       Interest         Prepayment
Class         Balance          Rate (%)       Interest       Interest       Interest          Due        Int Shortfall
------------------------------------------------------------------------------------------------------------------------
  A       138,915,738.33       1.460000      163,380.34           0.00          0.00      163,380.34              0.00
 AIO      166,215,738.33       5.630464      779,893.12     385,030.70          0.00      779,893.12              0.00
 AR                 0.00       1.460000            0.00           0.00          0.00            0.00              0.00

------------------------------------------------------------------------------------------------------------------------

 M1         8,775,000.00       1.970000       13,925.44           0.00          0.00       13,925.44              0.00
 M2         5,850,000.00       2.420000       11,404.25           0.00          0.00       11,404.25              0.00
 B1         4,875,000.00       2.970000       11,663.44           0.00          0.00       11,663.44              0.00
 B2         7,800,000.00       3.520000       22,117.33           0.00          0.00       22,117.33              0.00

------------------------------------------------------------------------------------------------------------------------

Totals    166,215,738.33                   1,002,383.92     385,030.70          0.00    1,002,383.92              0.00

------------------------------------------------------------------------------------------------------------------------


--------------------------------------------
           Unscheduled
             Interest          Interest
Class       Adjustment           Paid
--------------------------------------------
  A               0.00        163,380.34
 AIO              0.00        763,334.85
 AR               0.00              0.00

--------------------------------------------

 M1               0.00         13,925.44
 M2               0.00         11,404.25
 B1               0.00         11,663.44
 B2               0.00         22,117.33

--------------------------------------------

Totals            0.00        985,825.65

--------------------------------------------

       THE                                                                                                Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312

                                                     Current Payment Information
                                                         Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                           Original        Beginning Cert.                                           Ending Cert.          Pass
                         Certificate           Notional         Principal            Interest          Notional           Through
Class       Cusip          Balance             Balance         Distribution        Distribution         Balance           Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
  A       126671NK8    362,700,000.00       383.004517039        49.442515136        0.450455868      333.562001902       1.460000
 AIO      126671NL6    390,000,100.00       426.194091566         0.000000000        1.957268356      380.212564279       5.630464
 AR       126671NR3            100.00         0.000000000         0.000000000        0.000000000        0.000000000       1.460000

----------------------------------------------------------------------------------------------------------------------------------

 M1       126671NM4      8,775,000.00     1,000.000000000         0.000000000        1.586944444    1,000.000000000       1.970000
 M2       126671NN2      5,850,000.00     1,000.000000000         0.000000000        1.949444444    1,000.000000000       2.420000
 B1       126671NP7      4,875,000.00     1,000.000000000         0.000000000        2.392500000    1,000.000000000       2.970000
 B2       126671NQ5      7,800,000.00     1,000.000000000         0.000000000        2.835555556    1,000.000000000       3.520000

----------------------------------------------------------------------------------------------------------------------------------

Totals                 390,000,100.00       426.194091566        45.981527287        2.527757429      380.212564279

----------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312

Pool Level Data
Distribution Date                                                                                                         11/25/03
Cut-off Date                                                                                                               11/1/01
Determination Date                                                                                                         11/1/03
Accrual Period 30/360                                             Begin                                                    10/1/03
                                                                  End                                                      11/1/03
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                                        Begin                                                   10/27/03
                                                                  End                                                     11/25/03
Number of Days in Actual Accrual Period                                                                                         29


---------------------------------------------------------------------------------
                                 Collateral Information
---------------------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                                390,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                   166,215,738.33
Ending Aggregate Pool Stated Principal Balance                                                                      148,282,938.09

Beginning Prefunding Amount                                                                                                   0.00
Ending Prefunding Amount                                                                                                      0.00


Beginning Aggregate Certificate Stated Principal Balance                                                            166,215,738.33
Ending Aggregate Certificate Stated Principal Balance                                                               148,282,938.09

Beginning Aggregate Loan Count                                                                                                1009
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 83
Ending Aggregate Loan Count                                                                                                    926

Beginning Weighted Average Loan Rate (WAC)                                                                               8.546027%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.575837%

Beginning Net Weighted Average Loan Rate                                                                                 8.013923%
Ending Net Weighted Average Loan Rate                                                                                    8.046812%

Weighted Average Maturity (WAM) (Months)                                                                                       323

Servicer Advances                                                                                                       189,242.95

Aggregate Pool Prepayment                                                                                            17,795,925.27
Pool Prepayment Rate                                                                                                   74.3361 CPR

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312


Certificate Account

Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                   19,098,731.70
Liquidation Proceeds                                                                                                          0.00
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.42
                                                                                                                     -------------
Total Deposits                                                                                                       19,098,732.12


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                          52,697.87
Payment of Sub Servicer Fees                                                                                              3,579.27
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                        123,829.09
Payment of Principal and Interest                                                                                    18,918,625.90
                                                                                                                     -------------
Total Withdrawals                                                                                                    19,098,732.12

Ending Balance                                                                                                               -0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                16,558.69
Compensation for Gross PPIS from Servicing Fees                                                                          16,558.69
Other Gross PPIS Compensation                                                                                                 0.00
                                                                                                                         ---------
Total Net PPIS (Non-Supported PPIS)                                                                                           0.00


Master Servicing Fees Paid                                                                                               52,697.87
Sub Servicing Fees Paid                                                                                                   3,579.27
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                         0.00
Other Fees Paid                                                                                                               0.00
                                                                                                                         ---------
Total Fees                                                                                                               56,277.14

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312

---------------------------------------------------------------
                   Delinquency Information
---------------------------------------------------------------

Group 1
-------


Delinquency                                                         30-59 Days       60-89 Days        90+ Days           Totals
-----------                                                         ----------       ----------        --------           ------
Scheduled Principal Balance                                       3,135,443.58      1,027,876.46     4,977,855.38      9,141,175.42
Percentage of Total Pool Balance                                     2.114501%         0.693186%        3.356998%         6.164685%
Number of Loans                                                             19                 7               38                64
Percentage of Total Loans                                            2.051836%         0.755940%        4.103672%         6.911447%

Foreclosure
-----------
Scheduled Principal Balance                                       1,242,903.10      1,366,039.71     5,590,412.21      8,199,355.02
Percentage of Total Pool Balance                                     0.838197%         0.921239%        3.770098%         5.529534%
Number of Loans                                                              4                 9               35                48
Percentage of Total Loans                                            0.431965%         0.971922%        3.779698%         5.183585%

Bankruptcy
----------
Scheduled Principal Balance                                         305,160.28         66,581.21             0.00        371,741.49
Percentage of Total Pool Balance                                     0.205796%         0.044901%        0.000000%        0.250697%
Number of Loans                                                              1                 1                0                2
Percentage of Total Loans                                            0.107991%         0.107991%        0.000000%        0.215983%

REO
---
Scheduled Principal Balance                                               0.00              0.00     5,059,970.26     5,059,970.26
Percentage of Total Pool Balance                                     0.000000%         0.000000%        3.412375%        3.412375%
Number of Loans                                                              0                 0               27               27
Percentage of Total Loans                                            0.000000%         0.000000%        2.915767%        2.915767%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                         0.00


---------------------------------------------------------------
        Subordination/Credit Enhancement Information
---------------------------------------------------------------

Protection                                                                                               Original         Current
----------                                                                                               --------         -------
Bankruptcy Loss                                                                                              0.00             0.00
Bankruptcy Percentage                                                                                   0.000000%        0.000000%
Credit/Fraud Loss                                                                                            0.00     3,900,001.00
Credit/Fraud Loss Percentage                                                                            0.000000%        2.630108%

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                                 Asset-Backed Securities
Associate: Sean O'Connell                                    Series 2001-4
           212-815-6312



Protection                                                                             Original                           Current
----------                                                                             --------                           -------
Special Hazard Loss                                                                        0.00                              0.00
Special Hazard Loss Percentage                                                        0.000000%                         0.000000%

Credit Support                                                                         Original                           Current
--------------                                                                         --------                           -------
Class A                                                                          362,700,100.00                    120,982,938.09
Class A Percentage                                                                   93.000002%                        81.589251%

Class M1                                                                           8,775,000.00                      8,775,000.00
Class M1 Percentage                                                                   2.249999%                         5.917741%

Class M2                                                                           5,850,000.00                      5,850,000.00
Class M2 Percentage                                                                   1.500000%                         3.945161%

Class B1                                                                           4,875,000.00                      4,875,000.00
Class B1 Percentage                                                                   1.250000%                         3.287634%

Class B2                                                                           7,800,000.00                      7,800,000.00
Class B2 Percentage                                                                   1.999999%                         5.260214%






-----------------------------------------------------------------
                 Seller Loss Coverage Obligation
-----------------------------------------------------------------

Original Seller Loss Coverage Amount                                                                                 7,800,000.00
Current Loss Amount                                                                                                     -3,949.87
Cumulative Loss Amount                                                                                                 418,129.70
Seller Loss Coverage Remaining Balance                                                                               7,381,870.30



                                                                                   Page 4
